UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2006

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2006, the Board of Directors approved amendments to the P. H. Glatfelter Company's (the "Company") By-laws, which were effective upon approval. The By-laws were amended to (i) permit the Board of Directors to designate the date and time of the annual meeting of shareholders; (ii) permit the use of electronic communications technology to provide any notice required pursuant to the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), the Company’s Articles of Incorporation or the Company’s By-laws; (iii) permit the use of electronic communications technology in conducting shareholder and Board meetings; and (iv) add provisions, consistent with the applicable sections of the BCL, regarding Board action by unanimous written consent and adjournment procedures for shareholder meetings. Prior to the amendment, the Company’s By-laws provided that the annual meeting of shareholders would be held on the fourth Wednesday in April at 10 A.M. (or the next business day, if a legal holiday).

The full text of the amended sections of the By-laws are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1 Amendments to the Bylaws of the P. H. Glatfelter Company, effective as of December 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

December 18, 2006	By:	Jeffrey J. Norton

Name: Jeffrey J. Norton
Title: Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amendments to the Bylaws of P. H. Glatfelter Company, Effective as of December 13, 2006